UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2004

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Atlantic Avenue, Alameda,

California 94501

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Severance Agreement with Named Executive Officer

On November 30, 2004, Xenogen Corporation (the “Company”) and Michael D. Cable, Ph.D., the Company’s Chief Technology Officer and Vice President, entered into a severance agreement and release in connection with Dr. Cable’s voluntary resignation from the Company as of December 31, 2004 to pursue other opportunities. Pursuant to Dr. Cable’s severance agreement, Dr. Cable will be entitled to six (6) months of severance, payable on his December 31, 2004 separation date with the Company, in addition to acceleration of existing unvested stock based compensation for one (1) year from the separation date and certain other benefits for a severance period of up to six (6) months. In exchange for the severance benefits, Dr. Cable has agreed to release the Company from any and all claims he may have against the Company and to continue to be subject to existing confidentiality and non-solicit provisions. Dr. Cable’s severance agreement and release is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference into this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.1	Severance Agreement and Release dated November 30, 2004 by and between the Company and Michael D. Cable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: December 1, 2004	By:	/s/ William A. Albright
William A. Albright
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
10.1	Severance Agreement and Release dated November 30, 2004 by and between the Company and Michael D. Cable.